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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DPAC TECHNOLOGIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DPAC TECHNOLOGIES CORP.
7321 Lincoln Way
Garden Grove, California 92841

June 10, 2004

TO THE SHAREHOLDERS OF DPAC TECHNOLOGIES CORP.

        The Annual Meeting of Shareholders of DPAC Technologies Corp. (the "Company" or "DPAC") will be held at the Company's offices located at 7321 Lincoln Way, Garden Grove, California on July 30, 2004 at 10:00 a.m., California time.

        The Annual Report for the fiscal year ended February 29, 2004 is enclosed. At the shareholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to shareholders.

        The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a shareholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares according to your instructions if you do not attend the Annual Meeting.

        Your vote is important regardless of the number of shares of the Company's Stock you own, and all shareholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy card promptly in the return envelope provided, which requires no postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,
/s/ Richard J. Dadamo
Richard J. Dadamo
Chairman of the Board

DPAC TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 30, 2004

To the Shareholders of DPAC Technologies Corp.:

        Notice is hereby given that the Annual Meeting of Shareholders of DPAC Technologies Corp. will be held on Friday, July 30, 2004 at 10:00 a.m. at the Company's offices located at 7321 Lincoln Way, Garden Grove, California for the following purposes:

  1.
  To elect six directors for the ensuing year to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

  2.
  Other business that may properly come before the Annual Meeting and any adjournments thereof; however, at this time we are not aware of any such matters.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on June 1, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Even though you may expect to be personally present at the Annual Meeting, please be sure that the enclosed proxy card is properly COMPLETED, DATED, SIGNED AND RETURNED without delay in the accompanying envelope. No postage need be affixed if mailed in the United States.

WILLIAM M. STOWELL
Secretary

DPAC TECHNOLOGIES CORP.
7321 Lincoln Way
Garden Grove, California 92841

PROXY STATEMENT

For
Annual Meeting of Shareholders
July 30, 2004

GENERAL INFORMATION

Solicitation, Revocation and Voting of Proxies

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DPAC Technologies Corp. (the "Company" or "DPAC"), for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on July 30, 2004, at the Company's offices located at 7321 Lincoln Way, Garden Grove, California, and at any and all adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 23, 2004. Such proxies will be used for the following purposes:

        To consider and vote upon the following matters described in this Proxy Statement:

  1.
  To elect six directors for the ensuing year to serve until the next annual meeting of shareholders and until their successors are chosen.

  2.
  Other business that may properly come before the Annual Meeting and any adjournments thereof.

        As to any other business which may be properly brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the shares, but management does not know of any such other matters or business intended to be brought before the Annual Meeting.

        At any time prior to the voting of shares, a shareholder may revoke his or her proxy by voting in person at the Annual Meeting or by delivering to the Secretary of the Company, in person or to the Company's offices, a duly executed proxy bearing a later date or instrument revoking the proxy.

        The Company will pay the costs of solicitation of proxies. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means of communication. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Voting Rights

        Only shareholders of record of the Company's Common Stock as of the close of business on June 1, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 23,732,436 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as being represented by proxy for purposes of determining the existence of a quorum.

        In the election of directors only, each shareholder has the right to require cumulative voting, in which case each shareholder can cast a number of votes equal to the product of (a) the number of shares he or she is entitled to vote multiplied by (b) the number of directors to be elected. In cumulative voting, each shareholder can either distribute his or her votes among as many candidates as he or she sees fit or cast all of such votes in favor of any one candidate. A shareholder is entitled to require cumulative voting only if the name of every candidate for whom such votes would be cast has been placed in nomination prior to the voting and such shareholder has given notice at the Annual Meeting and prior to the commencement of voting of such shareholder's intention to cumulate his or her votes.

        If and only if voting for directors is conducted as cumulative voting, the persons named on the enclosed proxy will have discretionary authority to cumulate votes, which will be cast among the nominees with respect to whom authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all of the nominees named in the proxy card. In any case, the proxies may be voted for fewer than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Vote Required

        As to Proposal 1, the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Abstentions, broker non-votes and votes withheld have no legal effect.

ELECTION OF DIRECTORS

(Proposal 1)

        The six directors to be elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. If no contrary direction is given in the enclosed form of proxy, a properly executed and delivered proxy will be voted for the nominees listed in the form of proxy; except that, in the event that any nominee is unable or declines to serve (an event that is not anticipated), the proxies will be voted also for the election of any replacement nominee who may be designated by the Board of Directors.

  The Board recommends voting "For" the six nominees listed below.

        Set forth below is information concerning the nominees for director:

Name and Year First Became a Director	Age	Position with Company (in addition to Director) and Principal Occupation During the Past Five Years
Richard J. Dadamo 1999	76
		Mr. Dadamo became Vice President of Corporate Development of DPAC in May 2004. He also served as interim CEO of the Company from August 11, 1998 to February 28, 1999, and from March 1999, to the present as Chairman of the Board. For the past five years, he has also been the President of RJD Associates, Inc., a management consulting company, and the Manager of RJD Seed Fund, LLC., a private company investing in early-stage companies. He had previously held top-level positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics. He has written five books on management, holds management seminars, has a monthly newsletter and is currently on the board of directors of two private companies.
Samuel W. Tishler 2000	66
		Mr. Tishler, an independent consultant, recently retired as vice president for Corporate Development for Acterna Corporation, (Nasdaq:ACTR), a manufacturer of telecommunications test equipment, and is an experienced strategic planning and venture investment professional. He was a vice president of Arthur D. Little Enterprises, Inc. from 1977 to 1986 and a founder of Arthur D. Little Ventures. He also was a vice president of Raytheon Ventures from 1987 to 1994, and in that capacity was responsible for its venture capital portfolio. Mr. Tishler has also served on many of the Boards of venture-backed companies, including Viewlogic Systems and Kloss Video Corporation. Mr. Tishler's broad strategic planning background includes the early development of technology concepts from planning to development and execution.

Gordon M. Watson 2000	68
		In 1998, Mr. Watson founded Watson Consulting, LLC, a management consultant firm serving small technology companies. Before that, Mr. Watson was a Regional Director for Lotus Consulting, a division of Lotus Development Corp. From 1988 until 1996 he was General Manager of OS Development Div. and VP of Business Development for Locus Computing Corp. prior to their acquisition by Platinum Technologies, Inc. Previously, he served in various senior management positions overseeing operations and sales for technology equipment manufacturing concerns. Mr. Watson also taught engineering at the University of California, Irvine and spent one year conducting national lectures for Data Tech Institute. He holds a Bachelor of Science degree in engineering from UCLA.
Richard H. Wheaton 2000	68
		Since 1964, Mr. Wheaton has worked as a management consultant who has been concerned with strategy formulation, organizational development, identification of overseas markets and market entry alternatives, development of financial and operational measures of management effectiveness, and the design and implementation of financial reporting systems. Mr. Wheaton was employed by Price Waterhouse as a partner from 1964 to 1996. He previously worked for TRW from 1960 to 1964 and IBM from 1957 to 1960. For the past six years, he has taught courses in the University of California—Irvine MBA Program.
John W. Hohener 2002	49
		Since 2004, Mr. Hohener has been Vice President and Chief Financial Officer of Netlist, Inc. a designer and manufacturer of memory subsystems. From 2002 to 2004, he was Senior Vice President and Chief Financial Officer of TRC, an engineering services firm. From 2000 to 2001 Mr. Hohener was the CFO of Entridia Corporation, and from 1988 to 1999, he was the Co-founder, Vice President, CFO & Treasurer of Smartflex Systems, a high-tech electronics contract manufacturer with annual revenues of $180 million. From 1980 to 1988 he was the Director of Corporate Accounting at Silicon Systems, which has since been sold to Texas Instruments. Mr. Hohener has a BS degree from the University of California at Berkeley and a MBA from Pepperdine University.

Creighton K. ("Kim") Early 2003	51
Mr. Early is our Chief Executive Officer, a position he accepted May 1, 2004. From December 18, 2003 to April 30, 2004, he was our interim-CEO. From April 2003 until May 2004, he was a Consulting Principal in the Environmental Financial Consulting Group. From 1988 through 2002, Mr. Early served in several management positions while employed by Earth Tech, Inc., an engineering consulting and asset management company. These positions included Chief Financial Officer from June 1988 through October 1999 and as President of the company's Global Water Management Division from November 1999 through December 2002. Prior to joining Earth Tech, Mr. Early held senior level finance positions at electronics manufacturer's: Informer, Inc., Schiff Photo Mechanics and Hi-Tek Corporation. Mr. Early has a BS from Ohio State University and an MBA from the University of Michigan.

EXECUTIVE OFFICERS

        The following information is provided with respect to the Company's current executive officers. Officers serve at the discretion of the Board of Directors. Information for Mr. Creighton K. Early and Mr. Richard J. Dadamo is provided under the heading "Election of Officers" above.

Name and Year First Became an Officer	Age	Position with Company and Principal Occupation During the Past Five Years
William M. Stowell 1987	48
		Mr. Stowell has served as Vice President, Finance and Chief Financial Officer of the Company since 1987. Mr. Stowell is a CPA with a Bachelor of Science degree in accounting from the University of Southern California and has a teaching credential in accounting and management information systems. Prior to joining the Company, he served as Chief Financial Officer for Hughes Enterprises and prior to that he served as an audit manager at Price Waterhouse & Co.
Michael P. Zachan 2004	55
		Mr. Zachan was hired as Vice President-Airborne Products on April 13, 2004. Previously, during the last year Mr. Zachan was a consultant to DPAC leading the development group for the new wireless technology. Prior to this, he was Vice president and P&L manager for Conexant Systems, Inc. Mr. Zachan holds an engineering degree from the University of Santa Barbara.

Directors' Compensation

        The Company pays its non-employee directors $1,500 for each Board meeting attended. The Audit Committee Chairman is paid $750 and other audit committee members are paid $500 for each committee meeting attended. For other Board committees, the Committee Chairman is paid $500 per meeting and Committee members are paid $300 per meeting, only for committee meetings held on a day that is not the same day as a Board meeting. The board members are reimbursed their out-of-pocket expenses for attending Board and committee meetings.

        In fiscal year 2004, the Company awarded stock options to non-employee directors as follows:

Name	Number of Securities Underlying Options Granted	Date of Grant	Exercise Price/Share	Expiration Date
Gordon Watson	20,000 10,000	4-11-03 6-12-03	$1.03 $1.40	4-11-13 6-12-13
Samuel Tishler	20,000 10,000	4-11-03 6-12-03	$1.03 $1.40	4-11-13 6-12-13
Richard Wheaton	20,000 10,000	4-11-03 6-12-03	$1.03 $1.40	4-11-13 6-12-13
John Hohener	20,000 10,000	4-11-03 6-12-03	$1.03 $1.40	4-11-13 6-12-13

Information Concerning Board and Committee Meetings

        The Company's Board of Directors held eight meetings during the fiscal year ended February 29, 2004. Each director attended or participated in at least 75% of the aggregate number of Board meetings and committee meetings held during the period when he was a member thereof.

        The Board of Directors does not have a nominating committee or other committee performing similar functions. The Board of Directors believes that it is appropriate for it not to have such a committee at this time. The basis for this view is that having such a committee would distract directors from other more immediately important tasks at a time when (a) the Board considers its membership, all of whom are standing for re-election, to be sufficiently independent and capable and (b) attracting new directors would seem to be especially challenging. The nominating procedures simply consisted of all the directors present at a meeting unanimously approving all of the nominees named in this proxy statement.

        Our shareholders can send communications to our Board of Directors, or if applicable specified individual directors, c/o William M. Stowell, Secretary, addressed to the Company's principal address. All of such communication will be relayed to members of the board. The Board of Directors encourages all of our directors to attend the Annual Meeting, but there is no formal policy requiring them to attend.

AUDIT COMMITTEE REPORT

        The following report will not be deemed to be incorporated by reference into any of DPAC's previous or future filings under the Securities Act or the Exchange Act, notwithstanding anything to the contrary in any filing.

        The members of the Audit Committee were Richard Wheaton, John Hohener and Kim Early, each of whom is a member of our Board of Directors and when appointed was determined by our Board of Directors to be qualified as "independent" as defined under Rule 4200(a)(15) of the National Associations of Securities Dealers' listing standards. On December 18, 2003, Mr. Early resigned from the Audit Committee in order to assume a different position with us as interim-CEO. On December 19, 2003, Kim Early was replaced on the audit committee by Gordon Watson, whom the Board also determined to be independent under the same standards.

        The Audit Committee is responsible for, among other things, periodically reviewing the financial condition and the results of audit examinations of the Company with its independent accountants. The Audit Committee met eight times during the last fiscal year.

        Each member of the committee is financially literate and two members have prior professional experience in finance and/or accounting. These experts are John Hohener and Richard Wheaton.

        None of the members of the Committee, at the time they served, are or have been officers or employees of DPAC.

        The Committee operates under a written charter. The charter for the Audit Committee was filed with the Securities and Exchange Commission most recently on June 26, 2003 as an appendix to our Definitive Proxy Statement.

        The primary function of the Audit Committee is to provide advice with respect to DPAC's financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities, as governed by DPAC Technologies Corp. Audit Committee Charter, include:

  -
  Selecting and retaining of the external audit firm to audit the financial statements of the Corporation.

  -
  Overseeing the external audit firm's relationship, which includes discussing, receiving and reviewing audit reports and providing the external auditor full access to the committee and the board, and reporting on any and all appropriate matters.

  -
  Reviewing and advising the full board regarding any management letters or internal control memoranda prepared by the external audit firm; and monitoring implementation of recommendations submitted by the external audit firm.

  -
  Reviewing the audited financial statements and discussing them with management and the external audit firm.

  -
  Discussing with management the quality and adequacy of the company's internal controls as reported by the external audit firm.

  -
  Discussing with management the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

  -
  Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement.

REVIEW OF DPAC'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2004

        The Audit Committee has reviewed and discussed DPAC's audited financial statements for the fiscal year ended February 29, 2004 with DPAC's management. The Audit Committee has discussed with Deloitte & Touche, LLP, DPAC's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section §380). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard #1 (Independence Discussion with Audit Committee) and the Audit Committee has discussed with Deloitte & Touche, LLP, its independence from the Company.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that DPAC's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2004 for filing with the SEC.

AUDIT COMMITTEE
Richard H. Wheaton
Gordon Watson
John W. Hohener

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board of Directors concerning compensation paid to our executive officers, directors and certain key employees. The Compensation Committee also administers our stock-based compensation plans, including our 1996 Stock Option Plan, which allows the Compensation Committee to grant stock options to eligible key employees, officers, directors and consultants. The members of the Compensation Committee were Gordon Watson and Richard Wheaton. The Compensation Committee met four times during the last fiscal year.

        COMPENSATION PHILOSOPHY AND OBJECTIVES. The overall philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievements at both the individual and company level by linking compensation to such achievements. Consistent with this philosophy, the Compensation Committee has the following objectives for our executive compensation program:

  •
  Encourage the achievement of desired individual and company performance goals by rewarding such achievements.

  •
  Provide a program of compensation that is competitive with comparable companies to enable us to attract and retain key executive talent.

  •
  Align the interests of our executives with the interests of our shareholders by linking compensation to company opportunities for long-term ownership.

        In making recommendations to our Board of Directors, the Compensation Committee considers factors such as company performance, both in isolation and in comparison to companies of comparable profitability, complexity and size; the individual performance of each executive officer; our historical compensation levels; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent that we desire. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

        SECTION 162 (m). Section 162 (m) of the Internal Revenue Code may limit our ability to deduct certain compensation in excess of one million dollars paid to our chief executive officer and each of our four other most highly compensated executives. In fiscal year 2002, we did not pay "compensation" within the meaning of Section 162 (m) in excess of one million dollars to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162 (m), but intend to formulate such a policy if and when we believe it becomes necessary or appropriate.

        CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as used for compensation of the other executive officers. On December 18, 2003, Mr. Bruce's employment with DPAC was terminated. Mr. Bruce's current salary at that time was $300,000. Mr. Bruce was covered by an employment agreement as described below. On December 18, 2003, Mr. Kim Early, a DPAC board member, accepted on an interim basis, the responsibilities of the Chief Executive Officer. On March 1, 2004, Mr. Early became the Interim Chief Executive Officer at a salary of $180,000 per year, with certain severance agreements. In addition, Mr. Early received an option to purchase 300,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock on the grant date. The grant has 100,000 options immediately vested, with the balance vested over a two-year period. Mr. Early is under an employment understanding with DPAC and was appointed as permanent CEO effective May 1, 2004.

COMPENSATION COMMITTEE
Gordon Watson
Richard Wheaton

INDEPENDENT DIRECTORS COMMITEE

        During fiscal year 2004, the Board of Directors formed an Independent Directors Committee. This committee is comprised of only the independent board members, which are comprised of John Hohener, Gordon Watson, Richard Wheaton and Sam Tishler. The committee met six times during fiscal year 2004. The purpose of the Independent Directors Committee is to meet separately from the entire Board and provide independent discussions and recommendations to management, oversee the Company and Board responsibilities from an independent view and ensure that Board members are aware of new items affecting public companies. The Independent Directors Committee does not have a formal charter.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during the 2004 fiscal year was an officer or employee of the Company or formerly an officer of the Company. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Additionally, there is no relationship between any of our executive officers or any member of the Compensation Committee and any member of another company's board of directors or compensation committee that requires disclosure under Item 402(j)(3) of Regulation S-K.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

        The Company's independent auditor is the firm of Deloitte & Touche, LLP. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions and will have the opportunity to make a statement.

Audit Fees

        Deloitte & Touche, LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") billed or will bill DPAC aggregate fees of $126,000 and $107,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal years 2004 and 2003, respectively, and for the reviews of the quarterly financial information quarters ended in fiscal years 2004 and 2003.

Audit-Related Fees

        The aggregate fees billed or to be billed by Deloitte & Touched in each of the last two years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $0 for each of fiscal year 2004 and 2003. The nature of the services comprising these fees would have included, among other things, consultations and advice regarding material accounting and internal control issues.

Tax Fees

        The aggregate fees billed by Deloitte & Touche in each of the last two years for professional services related to tax compliance, tax advice and tax planning were $15,000 in fiscal year 2004 and $27,545 in fiscal 2003. The nature of the services comprising these fees included preparation of federal and state tax returns and advice provided regarding state and local income taxes and sales taxes.

All Other Fees

        The Company did not engage Deloitte & Touche or pay or incur fees in either of the last two fiscal years for any services other than those reported in the categories above.

Pre-Approval Policies

        The engagement of Deloitte & Touche for non-auditing services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by Deloitte & Touche require pre-approval by the Audit Committee. Accordingly, the Audit Committee considers the matter of approval of audit and non-audit fees from time to time in advance of the services being rendered. In the 2004 and 2003 fiscal year, all of the Audit-Related Fees and Tax Fees were approved (pursuant to a limited exemption from the requirement) prior to the related work.

EXECUTIVE COMPENSATION

        The following tables provide information concerning the compensation of our chief executive officer and the four most highly compensated executive officers other than the chief executive officer whose total salary and bonus exceeded $100,000 in fiscal year 2004 (the "Named Executives").

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus/ Other		Securities Underlying Options (#)	All Other Compensation (1)
Kim Early Chief Executive Officer(2)	2004		$20,000		-0-	30,000
Richard J. Dadamo Chairman of the Board	2004 2003 2002	$ $ $	151,400 104,000 107,000	$ $ $	10,000 30,000 25,000	50,000 -0- 60,000	$ $ $	3,000 3,000 3,000
John P. Sprint Chief Operating Officer(5)	2004 2003 2002	$ $ $	174,800 185,000 164,000	$ $	-0- 43,000 85,000	90,000 37,000 70,000	$ $ $	30,350 49,511 3,000	(4) (4)
William M. Stowell Chief Financial Officer	2004 2003 2002	$ $ $	163,800 170,000 157,000	$ $ $	10,000 37,000 55,000	100,000 32,000 60,000	$ $ $	3,000 3,000 3,000
Ted Bruce Previous- Chief Executive Officer, President(3)	2004 2003 2002	$ $ $	492,600 235,400 220,000	$ $ $	841,700 172,000 220,000	250,000 100,800 160,000	$ $ $	3,000 3,000 3,000

(1)
Fiscal Year 2004 includes Company contributions to the 401(k) Plan of $3,000 for each of the named Executives, which is the maximum an employee can receive. Other perquisites for each of the named Executives did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for such individual and have not been included in the table.

(2)
Mr. Early was a consultant to the Company from 12/18/03 till his employment period began March 1, 2004 as Interim Chief Executive Officer. His base salary will be $180,000 per annual for fiscal year 2005. Mr. Early also received an option to purchase 300,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock on the grant date. The grant is vested 100,000 upon grant with the balance vesting 100,000 in one year with the balance vesting in two years. If the Board elects to terminate Mr. Early for any reason other than for-cause during the first ninety days of fiscal year 2005, Mr. Early will be entitled to $50,000 in severance pay and acceleration of all stock options granted. Severance pay equivalent to one year of salary will commence on the 91st day of fiscal year 2005 should the Board terminate the Interim CEO for any reason other than for-cause. On May 1, 2004, the Board of Directors of DPAC voted to remove the Interim title from Mr. Early's title, when his position became permanent.

(3)
Mr. Bruce's employment with DPAC was terminated December 18, 2004. Under Mr. Bruce's employment agreement, among other items, he is entitled to continue his salary of $300,000 per annum until June 7, 2006. All of Mr. Bruce's options were immediately vested upon his termination. Included in his fiscal year 2004 salary is $185,800 in acceleration benefit from his options, which is the difference between his option price and the fair market value of DPAC stock on the date of termination. This represented an acceleration of 205,117 stock options, at a price range of $1.03 to $1.97. Other compensation includes Mr. Bruce's salary from March 1, 2004 until the end of his severance period of June 7, 2006, with an estimate of additional benefits that will be paid by the Company during this severance period.

(4)
DPAC has a contract with Mr. Sprint to fund his MBA program at Pepperdine University. This included costs of the program, expenses incurred for the program and paid time off for classes and group projects held during business hours. During fiscal year 2004, class fees and expenses of $30,350 were paid. During fiscal year 2003, class fees and expenses of $46,511 were paid. The contract required Mr. Sprint to successfully complete the MBA program, which has been completed, and to remain employed at DPAC for 18 months subsequent to this completion unless Mr. Sprint was terminated by the Company. If either of these terms is not met, a pro-rata repayment of costs and expenses will occur.

(5)
Mr. Sprint's employment with DPAC was terminated May 28, 2004. Mr. Sprint is entitled to the balance of his contract which includes salary and benefits through December 7, 2006. The expense of approximately $550,000 will be paid through December 7, 2006. Additionally, all of Mr. Sprint's unvested stock options immediately vest totaling 94,000 options. None of the stock options had a strike price below the closing DPAC stock price as of May 28, 2004, therefore no expense was recognized as part of the acceleration of the options.

Employment Agreements and Change in Control Arrangements

        The Company is party to an understanding with Mr. Early during his interim and permanent period as Chief Executive Officer. If the Board elects to terminate Mr. Early for any reason other than for-cause during the first ninety days of fiscal year 2005, Mr. Early will be entitled to $50,000 in severance pay and acceleration of all stock options granted. Severance pay equivalent to one year of salary will commence on the 91st day of fiscal year 2005 should the Board terminate the CEO for any reason other than for-cause.

        The Company is also currently party to an employment agreement and change in control arrangements with Mr. Stowell. This agreement was entered into on June 7, 2001. The initial term of the agreement was two years, and the agreement renews from year to year thereafter unless notice of non-renewal is given at least 120 days prior to expiration. The employment contract generally requires the employee to devote all of his working time and attention to our business. In addition, the agreement contains non-competition restrictions and covenants, including prohibiting the employee from competing with us during employment and for a period thereafter. In addition, the employee has entered into a non-disclosure agreement relating to our intellectual property and proprietary information pursuant to which he has agreed to assign to us all intellectual property rights developed during the course of his employment.

        The compensation of the executive under this agreement is subject to annual review and adjustment by our compensation committee. The compensation of the executive under this agreement includes participation in option grants, reimbursement for all reasonable business expenses incurred by him on behalf of the Company, fringe benefits such as life and disability insurance, health insurance plans, pension, retirement and accident plans and an automobile allowance of $500 per month.

        Under this agreement, if such employee's employment is terminated by his death, he shall receive a lump sum payment of his salary through the expiration of his employment agreement as then in effect. If his employment is terminated by his permanent disability, he will receive his salary in installments through the date of expiration of his employment agreement. If his employment is terminated by the Company without "cause" as defined in the employment agreement, or if the employment agreement is not automatically renewed, the employee will receive his salary and other benefits through the expiration of the employment agreement and for a period of 18 months after the expiration date. All unvested options issued under any of the Company's stock plans to such employee will vest as of the termination date, and all such vested options will also immediately become exercisable and remain exercisable as if the executive had continued to be an employee for the period through the expiration date of the options.

        This employment agreement also contains provisions relating to termination in the event of a change in control of the Company. If a change of control (as defined in the agreement) occurs and such employee's employment was or is terminated during the period 6 months prior to such change of control or the period of 18 months following a change of control, other than for cause as defined in the agreement, then the Company shall pay such employee a lump sum amount equal to his salary for the period from the termination date through the expiration date of the agreement then in effect and continue to extend all of the other benefits until the expiration date of the agreement as then in effect, and in addition the Company shall pay such employee as severance, his salary and other benefits commencing on the expiration date of the employment agreement and for a period of 18 months after the expiration date. Also upon a change of control, all unvested options issued under any of the Company's stock plans to such employee shall immediately vest, and all such vested options shall immediately become exercisable.

        Mr. Stowell is employed as chief financial officer. The agreement provided for an annual base salary of $155,000 per annum. By amendment to the agreement, Mr. Stowell's compensation was adjusted to $170,000 on March 1, 2002 and was not adjusted on March 1, 2003 or 2004. The compensation for Mr. Stowell also includes 21 days of personal time and sick time off with pay per annum.

        Mr. Ted Bruce was employed as chief executive officer until December 18, 2003. Under Mr. Bruce's employment agreement, he will continue to receive the following benefits through June 7, 2006: (1) his current salary of $300,000 per year; (2) his current benefits including an automobile allowance, health and disability insurance and other benefits at a cost estimated by us to be approximately $1500 per month currently, and (3) accelerated, immediate vesting of his stock options. Pursuant to his departure agreement, his options shall have continued exercisability despite termination for the life of his previously granted stock options according to their terms (as if no termination had taken place on account of his resignation). Mr. Bruce holds options to acquire 855,800 shares of our common stock at exercise prices of between $1.03 and $7.31, the weighted average being approximately $3.09.

        Mr. John Sprint was employed as chief operating officer until May 28, 2004. Under Mr. Sprint's employment agreement, he will continue to receive the following benefits through December 6, 2006: (1) his current salary of $185,000 per year; (2) his current benefits including an automobile allowance, health and disability insurance and other benefits at a cost estimated by us to be approximately $1500 per month currently, and (3) accelerated, immediate vesting of his stock options. On account of the severance obligations, DPAC recognized a charge to earnings of approximately $0.04 per share in severance related expenses in the first quarter ended May 31, 2004.

Option Grants In Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executives in fiscal year 2004, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock.

							Potential realizable Value at assumed annual rates of stock price appreciation for option term
			% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(1)
					Exercise Price Per Share(2)
Name						Expiration Date
							5%		10%
Kim Early	20,000(3 10,000(5	) )	1.5 ..8	% %	1.11 1.40	4/23/13 6/12/13	$ $	13,961 8,805	$ $	35,381 22,312
Richard J. Dadamo	50,000(5)		3.9%		1.03	4/11/13		$32,388		$82,077
John P. Sprint	90,000(7)		6.9%		1.03	4/11/13		(7)		(7)
William M. Stowell	100,000(1)		7.7%		1.03	4/11/13		$64,776		$164,155
Ted Bruce	250,000(7)		(7)		1.03	4/11/13		(7)		(7)

(1)
The options vest in 25% installments beginning one year after the grant date and are subject to earlier termination in the event of termination of employment, death and certain corporate events. Under the terms of the Company's Stock Option Plans, the Stock Option Committee may modify the terms of outstanding options, including the exercise price and vesting schedule.

(2)
Exercise price is fair market value of the Common Stock on the grant date.

(3)
Vesting of option is 50% on grant and 50% in one year.

(4)
Vesting of option is 33% in installments beginning one year after the grant date.

(5)
Vesting is immediate upon grant

(6)
Vesting is 100% in one year

(7)
Mr. Bruce's employment was terminated December 18, 2003, and Mr. Sprint's employment was terminated May 28, 2004, whereupon all issued options became immediately vested

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard J. Dadamo	5,000	$15,750	193,000	55,000	$6,930	$4,000
Kim Early	-0-	-0-	10,000	20,000	$2,400	$2,400
John P. Sprint	-0-	-0-	255,250	129,000	$6,187	$7,200
William M. Stowell	-0-	-0-	189,500	134,500	$3,740	$8,000

(1)
Represents the difference between the aggregate market value on the date of exercise and the aggregate exercise price.

(2)
Represents the difference between the aggregate market value on February 29, 2004 ($1.35 share) and the aggregate exercise price.

Performance Graph

        The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market Index and 2) Standard & Poor's Semiconductor Index. This comparison assumes in each case that $100 was invested on or about February 28, 1999 and all dividends were reinvested. The Company's fiscal year ends on or about February 28 each year.

*
$100 invested on 2/28/99 in stock or index-including reinvestment of dividends. Fiscal year ending February 28.

	Cumulative Total Return
	2/99	2/00	2/01	2/02	2/03	2/04
DPAC TECHNOLOGIES CORP.	100.00	424.21	103.23	160.00	68.65	69.68
NASDAQ STOCK MARKET (U.S.)	100.00	215.41	103.40	61.67	58.06	83.01
S & P SEMICONDUCTOR INDEX	100.00	225.06	99.57	92.71	54.23	95.00

OWNERSHIP OF COMMON STOCK

        The following tables sets forth certain information as of June 10, 2004, with respect to ownership of the Company's Common Stock by each person who is known by the Company to own beneficially 5% or more of the Common Stock, each Named Officer, each director of the Company, each nominee for director, and all executive officers and directors of the Company as a group.

Name of Beneficial Owner (and Address of Each 5% Beneficial Owner)	Amount and Nature of Beneficial Ownership		Percentage of Class
None
Current directors, director nominees, and executive officers:
Richard J. Dadamo	272,000	(1)	1.15%
Kim Early	130,000	(2)	*
John P. Sprint	384,250	(1)	1.62%
William M. Stowell	231,500	(4)	*
John Hohener	50,000	(1)	*
Gordon Watson	110,000	(1)	*
Richard Wheaton	90,000	(1)	*
Samuel Tishler	110,000	(1)	*
Michael Zachan	69,200	(1)	*
All executive officers and directors as a group (nine)	1,446,950	(4)	6.1%

*
Less than 1%.

1)
Includes no shares subject to options that are exercisable within 60 days.

2)
Includes 10,000 shares subject to options that are exercisable within 60 days.

3)
Includes 3,000 shares subject to options that are exercisable within 60 days.

4)
See Notes (1) through (5) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        During fiscal year 2004, to the Company's knowledge, none of the Company's directors, officers or greater than 10% shareholders failed to file on a timely basis reports required under Section 16(a) of the Securities Exchange Act of 1934.

        In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and any greater than 10% shareholders and copies of the Section 16 (a) reports that they have filed with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

        Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2005 Annual Meeting must submit such proposal so that the Company receives it no later than March 12, 2005.

ANNUAL REPORT

        A copy of the Annual Report on Form 10-K for the 2004 fiscal year, including the financial statements and the financial statements schedules required to be filed with the U.S. Securities and Exchange Commission, may be obtained by each shareholder of record and each beneficial holder on the record date, without charge. Copies of exhibits to the Form 10-K are available for a reasonable fee. All such requests should be made in writing to the Company at 7321 Lincoln Way, Garden Grove, California 92841, Attention William M. Stowell, Chief Financial Officer.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to vote such proxy as the proxy holder determines in the event any additional matters should be presented.

WILLIAM M. STOWELL Secretary

        Date: June 10, 2004

-    DETACH PROXY CARD HERE    -

DPAC TECHNOLOGIES CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 30, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Creighton (Kim) Early and William M. Stowell, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of DPAC Technologies Corp., to be held at DPAC Technologies Corp. on July 30, 2004 at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE ON REVERSE SIDE

DPAC TECHNOLOGIES CORP.

Two New Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day - 7 Days a Week
It's Fast and Convenient

	INTERNET	OR		TELEPHONE	OR		MAIL
	www.proxyvoting.com/DPAC			1-888-426-7035
•	Go to the website listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Enter your Control Number located above your name and address.		•	Enter your Control Number above your name and address.		•	Return your proxy card in the postage paid envelope provided.
•	Follow the simple instructions on the website.		•	Follow the simple recorded instructions.

              Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

-    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE    -

1. Board of Directors recommends a vote FOR the nominees.
ELECTION OF DIRECTORS	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS
Nominees: 01 Richard J. Dadamo, 02 Samuel W. Tishler, 03 Gordon M. Watson, 04 Richard H. Wheaton, 05 John W. Hohener and 06 Creighton (Kim) Early.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provide below.)
EXCEPTIONS

If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustee cannot vote your shares unless you sign and return the card.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.
Dated: , 2002

Signature

Signature

Please Detach Here

- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

QuickLinks

DPAC TECHNOLOGIES CORP. 7321 Lincoln Way Garden Grove, California 92841
DPAC TECHNOLOGIES CORP. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on July 30, 2004
GENERAL INFORMATION
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE OFFICERS
Information Concerning Board and Committee Meetings
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
INDEPENDENT DIRECTORS COMMITEE
Compensation Committee Interlocks and Insider Participation
FEES PAID TO THE INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
Summary Compensation Table
Employment Agreements and Change in Control Arrangements
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
Performance Graph
OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT
DISCRETIONARY AUTHORITY